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                                                                      EXHIBIT 15





                    INDEPENDENT ACCOUNTANTS' AWARENESS LETTER






Ameritrade Holding Corporation
Omaha, Nebraska


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Ameritrade Holding Corporation and subsidiaries for the three and six month periods ended March 31, 2000 and March 26, 1999, as indicated in our report dated May 9 2000; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, is incorporated by reference in Registration Statement Numbers 333-40633, 333-40631 and 333-77573 on Form S-8 and Registration Statement Number 333-87999 on Form S-3.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche

May 9, 2000
Omaha, Nebraska